MFS SERIES TRUST V
                                N-SAR EXHIBITS

                              SUB-ITEM 102P3(a)(1)

                            CODE OF ETHICS DISCLOSURE

The Registrant has adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act and as defined in the instructions to Form N-SAR that applies to the Registrant's principal executive officer and principal financial and accounting officer.